Exhibit T3A-33.1

SAINT LUCIA
CERTIFICATE OF INCORPORATION

International Business Companies Act, Cap 12.14: Section 6

AMX Santa Lucia Inc. **No. 2007-00380**

Name of Company/Number of Company

I, hereby certify that the above named International Business Company was incorporated on 28 September 2007.

....

Registrar
International Business Companies

SAINT LUCIA

CERTIFICATE OF AMENDMENT

(International Business Companies Act, Cap 12.14: section 10 (5))

Bamba Holdings Limited **No. 2007-00380**

Name of Company/Number of Company

This is to certify that the above named international business company has changed its name from AMX Santa Lucia Inc.

Dated this 28 November 2011.

Registrar
International Business Companies